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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ---------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                       ---------------------------------

                                K N Energy, Inc.
             (Exact name of registrant as specified in its charter)

                 KANSAS                                     48-0290000
         (State or other jurisdiction of                    (I.R.S. Employer
         incorporation or organization)                     Identification No.)

         370 Van Gordon Street                                      Martha B. Wyrsch
            P.O. Box 281304                        Vice President, Deputy General Counsel & Secretary
    Lakewood, Colorado 80228-8304                     370 Van Gordon Street, P.O. Box 281304
             (303) 989-1740                              Lakewood, Colorado 80228-8304
                                                                    (303) 989-1740
                                                   (Name, address, including zip code, and telephone number,
                                                            including area code, of agent for service)


                                K N ENERGY, INC.
                            LONG-TERM INCENTIVE PLAN
                              (Full Title of Plan)

==================================================================================================================================
                                                                 Proposed             Proposed
                                                                 maximum              maximum
            Title of each class of          Amount to            offering price       aggregate              Amount of
         securities to be registered       be registered         per unit (1)         offering price (1)     registration fee
- -----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value                    1,500,000             $32.75               $49,125,000            $9,825
  $5.00 per share
- -----------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(f), the registration fee was computed on the basis of the average of the high and low prices of a share of Common Stock of K N reported on the New York Stock Exchange Composite Tape on July 8, 1996.

                       --------------------------------

This registration statement is being filed, in accordance with General Instruction E to Form S-8, solely to register additional shares of Common Stock available for issuance under the Long-Term Incentive Plan. The contents of the registrant's Form S-8 Registrant Statement (No. 33-54403) relating to the same employee benefit plan are incorporated by reference in this registration statement.

INFORMATION NOT REQUIRED IN PROSPECTUS

         The following documents are filed as part of this registration statement, in accordance with General Instruction E to Form S-8:

Exhibit
Number                    Description
- ------                    -----------

5.1 Opinion of Martha B. Wyrsch, Deputy General Counsel of K N Energy, Inc.

23.1                      Consent of Martha B. Wyrsch (included in Exhibit 5.1)

23.2                      Consent of Arthur Andersen & Co.




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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado on the 9th day of July, 1996.

                             K N ENERGY, INC.

                             By:     /s/ Clyde E. McKenzie
                                -----------------------------------------------
                                     Vice President and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 9th, 1996.

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
         Signature                                                  Title
         ---------                                                  -----
(i)      Principal executive officer:


         /s/ Larry D. Hall                                  Chairman of the Board, President and
- ---------------------------------------------------          Chief Executive Officer
         (Larry D. Hall)

(ii)     Principal financial officer:


         /s/ Clyde E. McKenzie                              Vice President and Chief Financial Officer
- -------------------------------------------
         (Clyde E. McKenzie)

(iii)    Directors:


         /s/ Edward H. Austin, Jr.
- ---------------------------------------------------
         (Edward H. Austin, Jr.)


         /s/ Charles W. Battey
- -------------------------------------------
         (Charles W. Battey)


         /s/ Stewart A. Bliss
- -------------------------------------------
         (Stewart A. Bliss)


         /s/ David W. Burkholder
- -------------------------------------------
         (David W. Burkholder)


         /s/ David M. Carmichael
- -------------------------------------------
         (David M. Carmichael)


         /s/ Robert H. Chitwood
- -------------------------------------------
         (Robert H. Chitwood)




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
         /s/ Howard Coghlan
- -------------------------------------------
         (Howard Coghlan)


         /s/ Robert B. Daugherty
- -------------------------------------------
         (Robert B. Daughterty)


         /s/ Jordan L. Haines
- -------------------------------------------
         (Jordan L. Haines)


         /s/ William J. Hybl
- -------------------------------------------
         (William J. Hybl)


         /s/ Ed Randall, III
- -------------------------------------------
         (Ed Randall, III)


         /s/ James C. Taylor
- -------------------------------------------
         (James C. Taylor)


         /s/ H.A. True, III
- -------------------------------------------
         (H.A. True, III)




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                               INDEX TO EXHIBITS

Exhibit                                                                                       Page
- -------                                                                                       ----
5.1              Opinion of Martha B. Wyrsch, Deputy General                                  6
                 Counsel regarding the legality of the securities.

23.1             Consent of Martha B. Wyrsch (included in                                     6
                 Exhibit 5.1 hereof).

23.2             Consent of Arthur Andersen & Co.                                             7
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